EXHIBIT 99.2


                                 REVOCABLE PROXY
                             TERRACE HOLDINGS, INC.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) Steven Shulman and Jonathan S. Lasko, or either of them, with full power of substitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the annual meeting of shareholders of Terrace Holdings, Inc. (the "Company") to be held on Thursday, July 9, 1998, at The Sheraton Hotel, 250 Market Street, Portsmouth, New Hampshire 03801, at 10:00 a.m., Eastern Daylight Savings Time, and any and all adjournments and postponements thereof (the "Annual Meeting"), including (without limiting the generality of the foregoing) to vote and act as follows on the reverse side.

         This Proxy will be voted at the Annual Meeting or any adjournments or postponements thereof as specified. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED ON THE REVERSE SIDE. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

                   (Continued and to be signed on other side)
















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                             Terrace Holdings, Inc.
                         Annual Meeting of Shareholders

                            July 9, 1998, 10:00 a.m.

                               The Sheraton Hotel
                                250 Market Street
                         Portsmouth, New Hampshire 03801

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
1. Election of Directors: The election of the following nominees to the Board of Directors unless otherwise indicated:

           FOR           WITHHOLD         Jonathan S. Lasko     Fred A. Siegel
      all nominees       AUTHORITY        Steven Shulman        Houssam T. Aboukhater
         listed      for all nominees     Richard Power


          |_|             |_|                     IN THE EVENT THE UNDERSIGNED WISHES TO WITHHOLD
                                                  AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE OR
                                                  NOMINEES  LISTED  ABOVE,  PLEASE SO INDICATE BY
                                                  CLEARLY AND NEATLY LINING  THROUGH OR  STRIKING
                                                  OUT THE NAME OF ANY SUCH NOMINEE OR NOMINEES.



2.       To ratify  the  appointment  of Moore  Stephens,  P.C.  as  independent
         auditors of the Company for the year ending December 31, 1998;                   FOR  ___ AGAINST ___  ABSTAIN ___

3.       To ratify the transfer,  sale, and assignment to Dr. Samuel H. Lasko of the Company's wholly-owned subsidiaries, The Lasko Family Kosher Tours,
         Inc., and A&E Management Corp.                                                   FOR  ___ AGAINST ___  ABSTAIN ___

4.       To approve an amendment to the Company's  Certificate of Incorporation, as amended,  to change the corporate name of Terrace Holdings,  Inc. to
         Progressive Food Group, Inc.                                                     FOR  ___ AGAINST ___  ABSTAIN ___

5.       To approve an increase in the maximum  number of shares of Common Stock which may be subject to stock options  granted under the Company's 1997
         Stock Option Plan.                                                               FOR  ___ AGAINST ___  ABSTAIN ___

6. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.


                                        Please Complete, sign  and  mail  this  proxy  promptly  in the enclosed envelope. No postage is required for mailing in United
                                        States.

                                                Dated:___________________________, 1998

            No. of Shares ____________          ________________________________________
                                                                 Signature

                                                ________________________________________
                                                                 Signature

                                        IMPORTANT:  Please   date this proxy and sign  exactly  as your
                                        name  appears  on  this  proxy.  If  shares  are  held by joint
                                        tenants,   both   should  sign.   When  signing   as  attorney,
                                        executor,   administrator,  trustee or  guardian,  please  give
                                        title  as  such.  If  a  corporation,  please  sign   in   full
                                        corporate name by president or  other  authorized  officer.  If a partnership, please sign  in  partnership name by  authorized person.

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                                Admission Ticket

                                 ANNUAL MEETING
                                       OF
                             TERRACE HOLDINGS, INC.

                             Thursday, July 9, 1998
                                   10:00 a.m.
                               The Sheraton Hotel
                                250 Market Street
                         Portsmouth, New Hampshire 03801